EXHIBIT 10.7

AMENDMENT FOUR

TO

DIRECTORY SERVICES AGREEMENT

This Amendment Four (this “Amendment”) to the Directory Services Agreement by and between L. M. Berry and Company (“Berry”) and Hawaiian Telcom Communications, Inc. (“Publisher”), dated February 4, 2005, as amended (the “Agreement”), is made and entered into between the parties to the Agreement, to be effective January 1, 2007.

In consideration of the rights and benefits each party to the Agreement will receive in connection with this Amendment, the parties intending to be legally bound, agree as follows:

1.             Construction.

(a) All capitalized terms used in this Amendment shall have the meaning ascribed to such terms in the Agreement unless otherwise specified in this Amendment.

(b) In the event of a conflict between the terms of the Agreement and the Amendment, the conflict shall be resolved under the terms of this Amendment.

(c) Unless modified under the terms of this Amendment, all the rest and remaining terms of the Agreement, as previously amended, shall remain unaffected by this Amendment.

2.             Additional Short Term Services to Be Provided by Berry to Publisher.

Pursuant to Amendment Three to the Directory Services Agreement, entered into as of September 29, 2006, Berry is authorized to provide certain short term services as described therein.  Amendment Three provides that these short term services and the pricing set forth therein will be provided through December 31, 2006.  That term is hereby extended through December 31, 2007, subject to Publisher’s right as set forth in Amendment Three to discontinue Berry’s performance of such short term services.

3.             Advertising and Communications.

The following language is added to the last sentence of subsection 1(i) of Schedule 5, Marketing Schedule:

“and provided further, however, that during calendar year 2007 only, Berry shall reimburse Publisher for the first Three Hundred Thousand Dollars ($300,000) of expenses incurred by Publisher to specifically promote and market the Directories, and Berry and Publisher will share any such expenses in excess of Three Hundred Thousand Dollars ($300,000), up to a maximum amount equal to Two Percent (2%) of Net Collected Print Revenue of the 2007 Directory Cycle, in the same manner revenues are shared in Schedule 8.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment Four effective as of the date set forth above.

L. M. BERRY AND COMPANY		HAWAIIAN TELCOM
COMMUNICATIONS, INC.

By:	/s/ Daniel J. Graham	By:	/s/ Alan M. Oshima

Name:	Daniel J. Graham	Name:	Alan M. Oshima

Date:	March 2, 2007	Date:	February 26, 2007